CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-02791, 333-09395, 333-83799, 333-83801, 333-83803, 333-83805, 333-58646, 333-107404, and 333-125604 of Mesa Air Group, Inc. on Form S-8 and Registration Statement Nos. 333-108490 and 333-115312 on Form S-3 of our report dated April 14, 2006, appearing in the Annual Report on Form 11-K of Mesa Air Group, Inc. 401(k) Plan for the year ended September 30, 2005.
DELOITTE & TOUCHE LLP
Phoenix, Arizona
April 14, 2006